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EXHIBIT (a)(1)(C)

        OFFER TO PURCHASE FOR CASH

SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER TO
PURCHASE (AS DEFINED BELOW) AND THE ACCOMPANYING
LETTER OF TRANSMITTAL, UP TO 22,500,000 OF THE OUTSTANDING
25,000,000 AMERICAN DEPOSITARY SHARES, EACH REPRESENTING
ONE NON-CUMULATIVE PREFERENCE SHARE, SERIES A, NOMINAL
VALUE €0.30 PER SHARE, OF NATIONAL BANK OF GREECE S.A.

BY

NATIONAL BANK OF GREECE S.A.

AT

$12.50 PER AMERICAN DEPOSITARY SHARE

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 28, 2013 (BEING THE END OF THE DAY ON JUNE 28, 2013), UNLESS THE BANK EXTENDS THE OFFER (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION TIME"). HOLDERS OF ADSs ("ADS HOLDERS") MAY VALIDLY WITHDRAW TENDERED ADSs AT ANY TIME PRIOR TO THE EXPIRATION TIME.

VOLUNTARY CORPORATE ACTIONS COY: NBGB

MAY 31, 2013

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We have been appointed by National Bank of Greece S.A. (the "Bank"), to act as Information Agent (the "Information Agent") in connection with the offer by the Bank to purchase up to 22,500,000 of the outstanding 25,000,000 American Depositary Shares (each an "ADS" and collectively, the "ADSs"), each representing one of its Non-Cumulative Preference Shares, nominal value €0.30 per share (the "Preference Shares"), at a price of $12.50 per ADS, net to the seller in cash, less any applicable withholding taxes and without interest, after deduction of any other applicable fees and taxes (the "Tender Offer Consideration"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 31, 2013 (as it may be amended or supplemented, the "Offer to Purchase"), and the Letter of Transmittal (as it may be amended or supplemented, the "Letter of Transmittal", and together with the Offer to Purchase, the "Offer").

        The Bank's obligation to accept for payment, and to pay for, ADSs validly tendered, is subject to satisfaction of the conditions set forth in "The Offer—Conditions of the Offer" in the Offer to Purchase.

        Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee.

  1.
  The Offer to Purchase, dated May 31, 2013.

  2.
  The Letter of Transmittal to tender ADSs for your use and for the information of your clients, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Properly completed and duly executed facsimile copies of the Letter of Transmittal may be used to tender ADSs.

  3.
  A printed form of letter which may be sent to your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

  4.
  A return envelope addressed to The Bank of New York Mellon, as Tender Agent (the "Tender Agent").

        In order to tender ADSs in the Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an agent's message (as defined in "The Offer—Procedure for Tendering ADSs—Procedures for Tendering ADSs Held in Book-Entry Form with DTC" in the Offer to Purchase) in connection with a book-entry delivery of ADSs, and other required documents should be sent to the Tender Agent and (ii) any American Depositary Receipts evidencing the tendered ADSs ("ADRs") should be delivered to the Tender Agent, or such ADSs should be tendered by book-entry transfer into the Tender Agent's account at The Depositary Trust Company ("DTC"), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

        The Bank will not pay any fees or commissions to any broker or dealer or other person (other than the Tender Agent, the Information Agent, Merrill Lynch, Pierce, Fenner and Smith (the "Dealer Manager") and the Retail Processing Dealers, as described in the Offer to Purchase) for soliciting tenders of ADSs pursuant to the Offer. The Bank will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers.

VOLUNTARY CORPORATE ACTIONS COY: NBGB

        The Bank has agreed to pay to each Retail Processing Dealer (as defined in the Offer to Purchase) whose name appears in the appropriate space of a properly completed and executed Retail Processing Dealer Form provided as Annex A to this letter a retail processing fee (referred to as the "Retail Processing Fee") equal to $0.125 per ADS validly tendered by or on behalf of retail beneficial owners of ADSs and accepted for purchase by the Bank, except for ADSs tendered by a Retail Processing Dealer for its own account. You must return the Retail Processing Dealer Form set forth on Annex A hereto to the Tender Agent to receive the retail processing fee. "Retail beneficial owners" are defined as beneficial owners who tender 10,000 or fewer of such ADSs.

        The Bank will pay or cause to be paid all transfer taxes applicable to its purchase of ADSs pursuant to the Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

        PLEASE CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY JUNE 28, 2013 (BEING THE END OF THE DAY ON JUNE 28, 2013), UNLESS THE OFFER IS EXTENDED. ADS HOLDERS MAY VALIDLY WITHDRAW TENDERED ADSs AT ANY TIME PRIOR TO THE EXPIRATION TIME.

        Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the Dealer Manager at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,

D.F. King Worldwide

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON, THE AGENT OF THE BANK, THE DEPOSITARY, THE TENDER AGENT, THE DEALER MANAGER OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

VOLUNTARY CORPORATE ACTIONS COY: NBGB

 Annex A

RETAIL PROCESSING DEALER FORM

        As described in the Offer to Purchase, the Bank has agreed to pay to each Retail Processing Dealer (as defined in the Offer to Purchase) whose name appears in the appropriate space of a properly completed and executed Retail Processing Dealer Form a retail processing fee (referred to as the "Retail Processing Fee") equal to $0.125 per ADS validly tendered by or on behalf of retail beneficial owners of ADSs. "Retail beneficial owners" are defined as beneficial owners who tender 10,000 or fewer of such ADSs.

        In order to be eligible to receive the Retail Processing Fee, this Retail Processing Dealer Form, properly completed, must be received by the Tender Agent on or prior to the Settlement Date.

        Please mail or deliver by courier this signed, completed Retail Processing Dealer Form to:

By registered, certified or express mail:	By overnight courier:
The Bank of New York Mellon Voluntary Corporate Actions—Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031	The Bank of New York Mellon Voluntary Corporate Actions—Suite V 250 Royall Street Canton, Massachusetts 02021

        Unless this Retail Processing Dealer Form is signed by an Eligible Institution (as defined in the Offer to Purchase), the signature on this Retail Processing Dealer Form must be guaranteed by an Eligible Institution.

        This Retail Processing Dealer Form is only to be submitted by the DTC direct participant that effected the book-entry transfer of the relevant securities. If you are eligible to receive a retail processing fee but not a DTC direct participant, you must contact the DTC direct participant through which the relevant tenders were made and arrange for them to submit this Retail Processing Dealer Form.

        By submitting this Retail Processing Dealer Form, the undersigned agrees that, upon request by the Tender Agent, the undersigned shall provide the Tender Agent with an electronic copy of this Retail Processing Dealer Form, including the list of beneficial owner account numbers, transaction code reference numbers, CUSIPs of securities tendered and aggregate liquidation preference tendered.

        The Bank shall, in its sole discretion, determine whether a broker has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, submission of the appropriate documentation without defects or irregularities and in respect of valid tenders). The Bank will pay Retail Processing Fees as promptly as practicable after the Settlement Date. Tendering ADS Holders are not obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary, the Tender Agent, the Information Agent or the Bank. Retail Processing Fees will be sent by check to the name and address provided below.

VOLUNTARY CORPORATE ACTIONS COY: NBGB

        NAME AND ADDRESS OF BROKER OR OTHER SECURITIES INTERMEDIARY OR ANY OTHER ELIGIBLE RECIPIENT THAT PROCESSED RETAIL INSTRUCTIONS TO TENDER.

Name of Firm:

Attention:

Address:

Phone number:

Taxpayer Identification:

Signature:

MEDALLION SIGNATURE GUARANTEE
(To be Completed by Eligible Institutions Only)

(Name of Eligible Institution Guaranteeing Signature)
(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)
(Authorized Signature)
(Printed Name)
(Title)

VOLUNTARY CORPORATE ACTIONS COY: NBGB

Tendered on behalf of beneficial owners who tendered 10,000 or fewer ADSs

DTC Participant Number:

Beneficial Owner Account Number	VOI—Voluntary Offer Instruction Number	CUSIP of ADSs Tendered	Aggregate Number of ADS(s) Tendered

(If necessary provide a separate list of any additional beneficial owners and affix the list to this Retail
Processing Dealer Form)

Aggregate Retail Processing Fee:

****

RETURN THIS RETAIL PROCESSING DEALER FORM TO THE TENDER AGENT

        The acceptance of compensation by such Retail Processing Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder, in connection with solicitations related to the Offer; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; and (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, including the Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority ("FINRA") or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to the FINRA's Rules of Fair Practice in making solicitations.

VOLUNTARY CORPORATE ACTIONS COY: NBGB

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  EXHIBIT (a)(1)(C)
VOLUNTARY CORPORATE ACTIONS COY: NBGB
VOLUNTARY CORPORATE ACTIONS COY: NBGB
VOLUNTARY CORPORATE ACTIONS COY: NBGB
Annex A RETAIL PROCESSING DEALER FORM
VOLUNTARY CORPORATE ACTIONS COY: NBGB
MEDALLION SIGNATURE GUARANTEE (To be Completed by Eligible Institutions Only)
VOLUNTARY CORPORATE ACTIONS COY: NBGB
VOLUNTARY CORPORATE ACTIONS COY: NBGB